Entity #: 585124
Date Filed: 03/10/2006
Pedro A. Cortes
Secretary of the Commonwealth

PENNSYLVANIA DEPARTMENT OF STATE

CORPORATION BUREAU

Certificate of Merger or Consolidation

Limited Liability Company

(15 Pa. C.S. § 8958)

Corporation Service Company	Document will be returned to the name and address you enter to the left

KCI

Fee:	$I50 plus $40 additional for each party in addition to two

In compliance with the requirements of the 15 Pa.C.S. § 8958 (relating to articles of merger or consolidation), the undersigned limited liability company(s), desiring to effect a merger or consolidation, hereby state that

1.	The name of the limited liability company surviving the merger or consolidation is:
Cardinal Resources LLC

2	Check and complete one of the following;
[X]	The surviving limited liability company is a domestic limited liability company and the (a) address of its current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):
	(a) Number and Street	City	State	Zip	County
	4326 Northern Pike	Monroeville	PA	15146	Allegheny
	(b) Name of Commercial Registered Office Provider				County
c/o:

[ ]	The surviving limited liability company is a qualified foreign limited liability company formed under the laws of [ ]and the (a) address of its current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):
	(a) Number and Street	City	State	Zip	County

	(b) Name of Commercial Registered Office Provider County				County
c/o:

[ ]	The surviving limited liability company is a nonqualified foreign limited liability company formed under the laws of [ ]and the address of its Principal office under the laws of such domiciliary jurisdiction is:

	Number and Street	City	State	Zip

Commonwealth of Pennsylvania CERTIFICATE OF MERGER 5 Page(s)

 DSCB:15-8958-2

3.	The name and the address of the current registered office in this Commonwealth or name of its commercial registered office provider and the county of venue of each other domestic limited liability company and qualified foreign limited liability company which is a party to the plan of merger or consolidation are as follows:

	Name	Registered Office Address	Commercial Registered Office Provider	County
	Cardinal Resources, Inc.			Allegheny
4326 Northern Pike
Monroeville, PA 15146

4.	Check, and if appropriate complete, one of the following:

[X]	The plan of merger or consolidation shall be effective upon filing these Articles of Merger in the Department of State.

[ ]	The plan of merger or consolidation shall be effective on:		at
		Date		Hour

5.	The manner in which the plan of merger or consolidation was adopted by each domestic limited liability company is as follows:

	Name of Limited Liability Company		Manner of Adoption
Adopted by the shareholders and directors
	Cardinal Resources Inc.		pursuant to 15 Pa.C.S. §l727(b), 1766(a)
Adopted by the members pursuant to
	Cardinal Resources LLC		15 Pa.C.S. $8957(g)

7.	Check, and if appropriate complete, one of the following:

[X]	The plan of merger or consolidation is set forth in full in Exhibit A attached hereto and made a part hereof.

[ ]	Pursuant to 15 Pa,C.S. § 8958 (b) (relating to omission of certain provisions of plan of merger or consolidation) the provisions, if any, of the plan of merger or consolidation that amend or constitute the operative Certificate of Organization of the surviving limited liability company as in effect subsequent to the effective date of the plan are set forth in full in Exhibit A attached hereto and made a part hereof. The full text of the plan of merger or consolidation is on file at the principal place of business of the surviving limited liability company, the address of which is:

	Number and street	City	State	Zip	County

 DSCB:15-8958-3

Exhibit A

PLAN OF MERGER

(a)	Cardinal Resources Inc., a Pennsylvania corporation (the “Corporation”), shall be merged with and into Cardinal Resources LLC, a Pennsylvania limited liability company and the surviving entity (the “LLC”), thereby transferring to the LLC all of the assets of the Corporation, subject, however, to all of its liabilities.

(b)	The issued and outstanding shares of capital stock of the Corporation shall not be converted or exchanged but shall be surrendered and cancelled, and no shares of beneficial interest of the LLC shall be issued in exchange therefor. The Units of the LLC outstanding immediately prior to the merger shall not be changed and shall remain issued and outstanding after the merger.

(c)	The Certificate of Organization of the surviving entity shall be the Certificate of Organization of the LLC prior to the merger.

(d)	The surviving entity shall be governed by the laws of the Commonwealth of Pennsylvania.

(e)	This Plan of Merger may be terminated by the Board of Directors of the Corporation or the Members of the LLC at any time prior to the necessary filing with the Pennsylvania Department of State.